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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Forms S-8 (File Nos. 33-02380 and 333-3361) of our reports dated January 20, 1998, except for Note 12, for which the date is January 28, 1998, on our audits of the consolidated financial statements and financial statement schedule of Prism Solutions, Inc. and subsidiaries as of December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.


                                   COOPERS & LYBRAND L.L.P.


San Jose, California
February 4, 1998